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Exhibit (a)(1)(E)

        Offer to Purchase for Cash
All Outstanding Shares of Common Stock
of
ASTEX PHARMACEUTICALS, INC.
at
$8.50 NET PER SHARE
Pursuant to the Offer to Purchase dated September 13, 2013
by
AUTUMN ACQUISITION CORPORATION
a wholly owned indirect subsidiary of
OTSUKA PHARMACEUTICAL CO., LTD.

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY
TIME, AT THE END OF OCTOBER 10, 2013, UNLESS THE OFFER IS EXTENDED (SUCH
DATE AND TIME, AS IT MAY BE EXTENDED, THE "EXPIRATION DATE").

September 13, 2013

To Our Clients:

        Enclosed for your consideration are the Offer to Purchase, dated September 13, 2013 (the "Offer to Purchase"), and the related Letter of Transmittal in connection with the offer (the "Offer") by Autumn Acquisition Corporation, a Delaware corporation ("Purchaser") and a wholly owned indirect subsidiary of Otsuka Pharmaceutical Co., Ltd., a joint stock company organized under the laws of Japan ("Parent"), to purchase all of the outstanding shares of common stock, par value $0.001 per share (the "Shares"), of Astex Pharmaceuticals, Inc., a Delaware corporation ("Astex"), at a purchase price of $8.50 per Share, net to the seller in cash, without interest thereon and less any applicable withholding taxes, upon the terms and subject to the conditions of the Offer.

        Also enclosed is the Letter to Stockholders from the Chairman and Chief Executive Officer of Astex accompanied by Astex's Solicitation/Recommendation Statement on Schedule 14D-9.

THE BOARD OF DIRECTORS OF ASTEX (THE "ASTEX BOARD") UNANIMOUSLY RECOMMENDS
THAT YOU TENDER ALL OF YOUR SHARES IN THE OFFER

        We or our nominees are the holder of record of Shares held for your account. A tender of such Shares can be made only by us as the holder of record and pursuant to your instructions. The Letter of Transmittal is furnished to you for your information only and cannot be used by you to tender Shares held by us for your account.

        We request instructions as to whether you wish us to tender any or all of the Shares held by us for your account, upon the terms and subject to the conditions set forth in the enclosed Offer to Purchase and the Letter of Transmittal.

        Please note carefully the following:

        1.     The offer price for the Offer is $8.50 per Share, net to you in cash, without interest thereon and less any applicable withholding taxes.

        2.     The Offer is being made for all outstanding Shares.

        3.     The Offer is being made pursuant to an Agreement and Plan of Merger, dated as of September 5, 2013 (as it may be amended from time to time, the "Merger Agreement"), among Parent, Purchaser and Astex. The Merger Agreement provides, among other things, that following the consummation of the Offer and subject to certain conditions, Purchaser will be merged with and into Astex (the "Merger"), with Astex continuing as the surviving corporation, indirectly wholly owned by Parent. In the Merger, each Share outstanding immediately prior to the effective time of the Merger

(other than Shares held (1) by Parent, Purchaser or Astex or any other direct or indirect wholly owned subsidiary of Parent or Astex, which Shares will be canceled and extinguished, or (2) by stockholders who validly exercise appraisal rights under Delaware law with respect to such Shares) will be canceled and converted into the right to receive $8.50 or any greater per Share price paid in the Offer, without interest thereon and less any applicable withholding taxes. Under no circumstances will interest be paid on the purchase price for the Shares, regardless of any extension of the Offer or any delay in making payment for the Shares.

        4.     After careful consideration, the Astex Board has, by a unanimous vote of those voting at a meeting at which all the directors of Astex were present, (i) determined that the Merger Agreement, the Offer, the Merger and the other transactions contemplated by the Merger Agreement, are advisable and in the best interests of Astex and Astex's stockholders, (ii) approved and declared advisable the Merger Agreement, the Offer, the Merger and the other transactions contemplated by the Merger Agreement in accordance with the requirements of the DGCL and (iii) resolved to recommend that Astex's stockholders accept the Offer and tender their Shares to Purchaser pursuant to the Offer. The Astex board of directors recommends, by the unanimous vote of the directors who voted, that Astex's stockholders accept the Offer and tender their Shares into the Offer and, if necessary, approve and adopt the Merger Agreement.

        5.     THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, AT THE END OF OCTOBER 10, 2013, UNLESS THE OFFER IS EXTENDED.

        6.     The Offer is not subject to any financing condition. The Offer is conditioned upon, among other things, the absence of a termination of the Merger Agreement in accordance with its terms and the satisfaction of the Minimum Condition and the Antitrust Condition (each as described below). The "Minimum Condition" requires that the number of Shares that have been validly tendered and not validly withdrawn prior to the expiration of the Offer represent at least a majority of the Shares then outstanding, excluding Shares tendered in the Offer pursuant to guaranteed delivery procedures. The "Antitrust Condition" requires that any applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), has expired or been terminated. The Offer also is subject to other conditions as described in Section 15 of the Offer to Purchase.

        7.     Tendering stockholders who are record owners of their Shares and who tender directly to Computershare Trust Company, N.A., the depositary for the Offer, will not be obligated to pay brokerage fees or commissions or, except as otherwise provided in Instruction 6 of the Letter of Transmittal, stock transfer taxes with respect to the purchase of Shares by Purchaser pursuant to the Offer.

        We urge you to read the enclosed Offer to Purchase and Letter of Transmittal regarding the Offer carefully before instructing us to tender any of your Shares.

        If you wish to have us tender any or all of your Shares, please so instruct us by completing, executing, detaching and returning to us the Instruction Form on the detachable part hereof. An envelope to return your instructions to us is enclosed. If you authorize tender of your Shares, all such Shares will be tendered unless otherwise specified on the Instruction Form.

        Your prompt action is requested. Your Instruction Form should be forwarded to us in ample time to permit us to submit the tender on your behalf prior to the Expiration Date.

        The Offer is not being made to (nor will tender of Shares be accepted from or on behalf of) holders of Shares in any jurisdiction in which the making of the Offer or acceptance thereof would not be in compliance with the securities, blue sky or other laws of such jurisdiction.

INSTRUCTION FORM
With Respect to the Offer to Purchase for Cash
All Outstanding Shares of Common Stock
of
ASTEX PHARMACEUTICALS, INC.
at
$8.50 NET PER SHARE
Pursuant to the Offer to Purchase
dated September 13, 2013
by
AUTUMN ACQUISITION CORPORATION
a wholly owned indirect subsidiary of
OTSUKA PHARMACEUTICAL CO., LTD.

        The undersigned acknowledge(s) receipt of your letter and the enclosed Offer to Purchase, dated September 13, 2013, and the related Letter of Transmittal, in connection with the offer (the "Offer") by Autumn Acquisition Corporation, a Delaware corporation (the "Purchaser") and a wholly owned indirect subsidiary of Otsuka Pharmaceutical Co., Ltd., a joint stock company organized under the laws of Japan ("Parent"), to purchase all of the outstanding shares of common stock, par value $0.001 per share (the "Shares"), of Astex Pharmaceuticals, Inc., a Delaware corporation ("Astex"), at a purchase price of $8.50 per Share, net to the seller in cash, without interest thereon and less any applicable withholding taxes, upon the terms and subject to the conditions of the Offer.

        The undersigned hereby instruct(s) you to tender to Purchaser the number of Shares indicated below or, if no number is indicated, all Shares held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Offer.

ACCOUNT NUMBER:

NUMBER OF SHARES BEING TENDERED HEREBY:	SHARES*

        The method of delivery of this document is at the election and risk of the tendering stockholder. If delivery is by mail, then registered mail with return receipt requested, properly insured, is recommended. In all cases, sufficient time should be allowed to ensure timely delivery.

Dated:

Signature(s)

Please Print Names(s)
Address:

Include Zip Code

Area code and Telephone no.

Tax Identification or Social Security No.

*
Unless otherwise indicated, it will be assumed by the person to whom these instructions are directed that all Shares held by such person for the account of the tendering stockholder are to be tendered.

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  Exhibit (a)(1)(E)